UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2024

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

108 Scharberry Lane #2, Mars, PA 16046

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

625 Stanwix St. #2504, Pittsburgh, PA 15222

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 7.01 Regulation FD Disclosure.

On January 20, 2024, we purchased the URL www.igotfomo.io for the purpose of launching our planned health energy drink under the “FOMO” brand, under notice of allowance for trademark protection by the USPTO and currently under development with our formulation and marketing partner Bigfootmarketing.ai. The branding, labeling, and design for the first run of product are underway, with powder product targeted for February 2024 and liquid beverage to follow. If needed for us to comply with rules of law, regulation, or business requirements of our existing and future partners, vendors, suppliers, and channels, we intend to form “Base Camp Refreshments LLC” or similar to manage our health energy drink business.

On January 21, 2024, we formed “K2 Leisure, LLC”, a Wyoming entity, for the purpose of launching a leisure, sports, and casual clothing line under the “FOMO”, “Himalaya”, “K2”, or other similar brands to be determined. The clothing line and related accessories are targeted to be sold on a B2C and B2B basis via online methods and real world points-of-sale. K2 Leisure, LLC is 75% owned by Himalaya and 25% owned by fashion designer Eva Dixon, who previously ran Pittsburgh fashion week and owns/operates a fashion modeling and bridal gown business. We expect the K2 Leisure, LLC entity to be approved by the Secretary of State of Wyoming this week, with product already in late stage design available this spring for a professional fashion event launch.

Item 8.01 Other Events.

On January 21, 2024, Himalaya created a five-member Advisory Board to engage industry leaders in business, finance, and government to guide the Company into its new phase of growth. A 100 million three-year stock option pool has been approved to compensate appointed individuals with strike prices to be determined at market upon engagement. We are currently in discussions with two business leaders: 1) an executive who previously ran a multi-billion dollar beverage division of a convenience store chain that today has 84,000 locations across 20 countries, and 2) a business owner and entrepreneur with substantial financial experience who runs a successful manufacturer and installer of signs and related products serving homeowner communities and government. We are in the process of papering their Advisory Board agreements and defining their roles, but there can be no assurances that we finalize any arrangements.

Separately, we have moved our corporate headquarters to 108 Scharberry Lane #2, Mars, PA 16046, a commercial facility that provides room for expansion of our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: January 22, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer